UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 29, 2008

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

United Online, Inc. (the “Company”) amended its employment agreements and restricted stock unit (“RSU”) agreements with the following named executive officers, effective January 1, 2009:  Mark R. Goldston, the Company’s Chairman, President and Chief Executive Officer; Scott H. Ray, the Company’s Executive Vice President and Chief Financial Officer; Frederic A. Randall, Jr., the Company’s Executive Vice President and General Counsel; and Matthew Wisk, President of MyPoints.com, Inc., a wholly-owned subsidiary of the Company.  The Company’s wholly-owned subsidiary, Classmates Media Corporation, also amended its employment agreement with Mr. Goldston, effective January 1, 2009.  The amendments primarily were made to bring each of these agreements into compliance with applicable tax laws, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder.

Each of the amendments to the employment agreements includes one or more of the following principal modifications, depending on the particular terms of the individual’s respective employment agreement: (i) clarified the time period during which shares would be issued following an equity award vesting event or certain cash payments would be paid under the employment agreement; (ii) modified the definition of “good reason” or “involuntary termination”, as applicable, to include certain materiality, notice and cure requirements; and (iii) clarified, with respect to any reduction of severance benefits as a result of the applicability of Section 280G of the Code, the method that would be used to allocate such reduction between cash and equity.  The amendments to the employment agreements with Messrs. Goldston and Randall also provide that such individual’s employment agreement would terminate within a specified period of time following a change in control event, at which time he would be entitled to the same benefits he would have received in the event of an involuntary termination in connection with such change in control event.

The amendments to the RSU agreements include the following principal modifications: (i) clarified the time period during which shares would be issued following a vesting event and (ii) conformed the agreements to the terms of the individual’s employment agreement, as amended.

Copies of the amendments to the employment agreements and RSU agreements with Messrs. Goldston, Ray, Randall and Wisk are filed hereto as Exhibits to this Form 8-K, and are incorporated herein by reference.  The foregoing descriptions of the amendments to the employment agreements and RSU agreements are subject to, and qualified in their entirety by, the full text of the amendments.

ITEM 9.01. EXHIBIT

(d)	Exhibit.

Exhibit No.

Description

	10.1	Amended and Restated Employment Agreement between United Online, Inc. and Mark R. Goldston
	10.2	Amended and Restated Employment Agreement between Classmates Media Corporation and Mark R. Goldston
	10.3	First Amendment to Employment Agreement between United Online, Inc. and Scott H. Ray
	10.4	Second Amended and Restated Employment Agreement between United Online, Inc. and Frederic A. Randall, Jr.
	10.5	First Amendment to Employment Agreement between United Online, Inc. and Matthew J. Wisk
	10.6	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Mark R. Goldston
	10.7	Restricted Stock Unit Issuance Agreement Amendment Agreement between United Online, Inc. and Mark R. Goldston
	10.8	Restricted Stock Unit Issuance Agreement Amendment Agreement between United Online, Inc. and Scott H. Ray
	10.9	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Frederic A. Randall, Jr.
	10.10	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Matthew J. Wisk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 29, 2008	UNITED ONLINE, INC.
/s/ Frederic A. Randall, Jr.
Frederic A. Randall, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

Description

10.1	Amended and Restated Employment Agreement between United Online, Inc. and Mark R. Goldston
10.2	Amended and Restated Employment Agreement between Classmates Media Corporation and Mark R. Goldston
10.3	First Amendment to Employment Agreement between United Online, Inc. and Scott H. Ray
10.4	Second Amended and Restated Employment Agreement between United Online, Inc. and Frederic A. Randall, Jr.
10.5	First Amendment to Employment Agreement between United Online, Inc. and Matthew J. Wisk
10.6	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Mark R. Goldston
10.7	Restricted Stock Unit Issuance Agreement Amendment Agreement between United Online, Inc. and Mark R. Goldston
10.8	Restricted Stock Unit Issuance Agreement Amendment Agreement between United Online, Inc. and Scott H. Ray
10.9	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Frederic A. Randall, Jr.
10.10	Restricted Stock Unit Issuance Agreement(s) Amendment Agreement between United Online, Inc. and Matthew J. Wisk